1 of 2
                                                                      EXHIBIT 11

                            GENERAL ELECTRIC COMPANY
                      COMPUTATION OF PER SHARE EARNINGS <F1>



(SHARES IN THOUSANDS; DOLLAR AMOUNTS, EXCEPT
EARNINGS PER SHARE, IN MILLIONS)

                                                    BASIC                     FULLY
                                                 EARNINGS      PRIMARY      DILUTED
                                               PER COMMON     EARNINGS     EARNINGS
                                                    SHARE    PER SHARE    PER SHARE
                                               ----------   ----------   ----------
SECOND QUARTER ENDED JUNE 30, 1997
Net earnings applicable to common stock        $    2,162   $    2,162   $    2,162
Dividend equivalents (net of tax) applicable
 to deferred incentive compensation shares             --            2            2
                                               ----------   ----------   ----------
 Earnings for per-share calculations           $    2,162   $    2,164   $    2,164
                                               ----------   ----------   ----------

Average number of shares outstanding            3,273,527    3,273,527    3,273,527
Average number of deferred incentive
 compensation shares                                   --       15,063       15,063
Average stock option shares                            --       50,929       55,219
Average number of restricted stock units               --        4,724        4,994
                                               ----------   ----------   ----------
 Shares for earnings calculation                3,273,527    3,344,243    3,348,803
                                               ----------   ----------   ----------
EARNINGS PER SHARE                             $     0.66   $     0.65   $     0.65
                                               ==========   ==========   ==========
SECOND QUARTER ENDED JUNE 30, 1996

Net earnings applicable to common stock        $    1,908   $    1,908   $    1,908
Dividend equivalents (net of tax) applicable
 to deferred incentive compensation shares             --           --           --
                                               ----------   ----------   ----------
 Earnings for per-share calculations           $    1,908   $    1,908   $    1,908
                                               ----------   ----------   ----------

Average number of shares outstanding            3,311,010    3,311,010    3,311,010
Average number of deferred incentive
 compensation shares                                   --       15,728       15,728
Average stock option shares                            --       42,888       46,074
Average number of restricted stock units               --        3,992        4,180
                                               ----------   ----------   ----------
 Shares for earnings calculation                3,311,010    3,373,618    3,376,992
                                               ----------   ----------   ----------
EARNINGS PER SHARE                             $     0.58   $     0.57   $     0.56
                                               ==========   ==========   ==========


<F1> Adjusted for the two-for-one stock split on April 28, 1997.


2 of 2
                                                                      EXHIBIT 11

                            GENERAL ELECTRIC COMPANY
                      COMPUTATION OF PER SHARE EARNINGS <F1>


(SHARES IN THOUSANDS; DOLLAR AMOUNTS, EXCEPT
EARNINGS PER SHARE, IN MILLIONS)


                                                    BASIC                     FULLY
                                                 EARNINGS      PRIMARY      DILUTED
                                               PER COMMON     EARNINGS     EARNINGS
                                                    SHARE    PER SHARE    PER SHARE
                                               ----------   ----------   ----------
SIX MONTHS ENDED JUNE 30, 1997
Net earnings applicable to common stock        $    3,839   $    3,839   $    3,839
Dividend equivalents (net of tax) applicable
 to deferred incentive compensation shares             --            5            5
                                               ----------   ----------   ----------
 Earnings for per-share calculations           $    3,839   $    3,844   $    3,844
                                               ----------   ----------   ----------

Average number of shares outstanding            3,278,713    3,278,713    3,278,713
Average number of deferred incentive
 compensation shares                                   --       15,016       15,016
Average stock option shares                            --       50,292       57,089
Average number of restricted stock units               --        4,596        4,966

                                               ----------   ----------   ----------
 Shares for earnings calculation                3,278,713    3,348,617    3,355,784
                                               ----------   ----------   ----------
EARNINGS PER SHARE                             $     1.17   $     1.15   $     1.15
                                               ==========   ==========   ==========

SIX MONTHS ENDED JUNE 30, 1996

Net earnings applicable to common stock        $    3,425   $    3,425   $    3,425
Dividend equivalents (net of tax) applicable
 to deferred incentive compensation shares             --            2            2
                                               ----------   ----------   ----------
 Earnings for per-share calculations           $    3,425   $    3,427   $    3,427
                                               ----------   ----------   ----------

Average number of shares outstanding            3,318,348    3,318,348    3,318,348
Average number of deferred incentive
 compensation shares                                   --       15,722       15,722
Average stock option shares                            --       41,326       46,302
Average number of restricted stock units               --        3,744        4,038
                                               ----------   ----------   ----------
 Shares for earnings calculation                3,318,348    3,379,140    3,384,410
                                               ----------   ----------   ----------
EARNINGS PER SHARE                             $     1.03   $     1.01   $     1.01
                                               ==========   ==========   ==========


<F1> Adjusted for the two-for-one stock split on April 28, 1997.
